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                            TERMINATION BENEFITS AGREEMENT


    This Termination Benefits Agreement (the "Agreement") is made and entered into as of the 1st day of October, 1990, by and between ULTRAFEM, LTD., a Delaware corporation having its principal executive offices at (address) (the "Company"), and AUDREY CONTENTE, whose mailing address is 1275 Market Street, No. 1300, San Francisco, California 94103 ("Officer").

                                   R E C I T A L S:

    A. The Officer is the Chairman of the Board of the Company and has helped guide the Company through many problems.

    B. The Officer is expected to continue to make a major contribution to the profitability, growth, and financial strength of the Company.

    C. The Company considers the continued services of the Officer to be in the best interest of the Company and its shareholders and desires to assure the continued services of the Officer on behalf of the Company as an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

    D. The Officer is willing to remain in the employ of the Company upon the understanding that the Company will provide income security upon the terms and subject to the conditions contained herein if the Officer's employment is terminated voluntarily for good reason or involuntarily by the Company without.


                                  A G R E E M E N T

    NOW, THEREFORE, on the basis of the foregoing facts and as a material inducement to, and in consideration of, the Officer continuing to serve as Chairman of the Board of the Company, the Company and the Officer agree as follows:

    1. SEVERANCE PAYMENTS UPON TERMINATION. If the Officer's status as Chairman of the Board of the Company is terminated for any reason other than in a situation described in Section 2 below, the Company shall pay to the Officer the following:

         (a) All accrued and unpaid salary and other compensation payable to the Officer by Company for services rendered by Officer to Company through the date on which the Officer's status as Chairman of the Board of the Company is terminated (the "Termination Date"); and


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         (b)  All accrued and unused vacation pay payable to the Officer by the
Company with respect to services rendered by the Officer to Company through the Termination Date; and

         (c) Severance pay in an amount equal to one year's salary, at the annual rate at which the Officer was being compensated for her services as Chairman of the Board of the Company on that date which is thirty days prior to the Terminate Date; provided however, that (i) if the Officer's status as Chairman of the Board of the Company is terminated by reason of the death of Officer or for Cause (as defined below) the Officer shall receive no payments under this Paragraph 1(c), and (ii) if the Officer's status as Chairman of the Board is terminated as a result of the Officer's Permanent Disability (as defined below), such severance pay will be an amount equal to six months' salary instead of one year's salary. The severance pay provided for in this paragraph
(c) shall be payable in twelve equal monthly installments (six monthly installments if payable as a result of Permanent Disability) in the same manner and at the same time as the Officer's salary was paid to him as Chairman of the Board of the Company immediately prior to the Termination Date. The Company may deduct from each installment of severance pay an amount sufficient to cover applicable Federal, state and/or local income tax withholding, old age and survivor's and other social security payments.

    2. SEVERANCE PAYMENTS UPON TERMINATION FOLLOWING CHANGE OF CONTROL. If the Officer's status as Chairman of the Board of the Company is terminated by the Company other than for Cause, or the Permanent Disability of the Officer, or if the Officer shall terminate her employment for Good Reason (as defined below) within six months following a Change of Control (as defined below) of the Company, then the Company shall pay to the Officer in a lump sum, in cash, on the fifth day following the Termination Date, the following:

         (a) all accrued and unpaid salary and other compensation payable to the Officer by the Company for services rendered by the Officer to the Company through the Termination Date; and

         (b) all accrued and unused vacation pay payable to the Officer by the Company with respect to services rendered by the Officer to the Company through the Termination Date; and

         (c) severance pay in an amount equal to one year's salary, at the annual rate at which the Officer was being compensated for her services as Chairman of the Board of the Company on that date which is 30 days prior to the Termination Date.

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    3.   DEFINITIONS.  For purposes of this Agreement, the following words shall have the definitions set forth below:

         (a)  A "Change of Control" shall mean any of the following:

              (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section 3 are satisfied; or
               (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities or such corporation entitled to vote generally in the election of

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 directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then

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outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         (b) "Good Reason" shall mean any of the following (without the Officer's express written consent):

              (i) a change in status, position or responsibilities which, in the Officer's reasonable judgment, does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to a Change of Control; the assignment of any duties or responsibilities which, in the Officer's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal from or failure to reappoint or reelect the Officer to any of such positions, except in connection with the termination for total or permanent disability, death or cause or by him other than for good reason; or

              (ii) a reduction by the Company in the Officer's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Company's failure to increase within 12 months of the Officer's last increase in base salary the Officer's base salary after a Change of Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior Officers in the Company affected in the preceding 12 months; or

             (iii) the failure of the Company to continue in effect any incentive, bonus or other compensation plan in which the Officer participates, including but not limited to the Company's stock option and restricted stock plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by the Officer's written consent, has been made with respect to such plan in connection with the Change of Control, or the failure by the Company to continue the Officer's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein; or

              (iv) a relocation of the Company's principal executive offices to a location outside of Los Angeles, Orange, Riverside or San Diego Counties, in California,

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         or the Officer's relocation by the Company to any place other than the location at which the Officer performs the Officer's duties immediately prior to the Change of Control, except for required travel by the Officer on the Company's business to an extent substantially consistent with the Officer's business travel obligations immediately prior to the Change of Control.

              (v) the failure by the Company to continue to provide the Officer with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the time of a Change of Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Officer of any material fringe benefit enjoyed or entitled to at the time of the Change of Control, or the failure by the Company to provide the number of paid vacation and sick leave days to which the Officer is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; or

              (vi) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement; or

             (vii) any purported termination of the Officer's employment which is not effected pursuant to paragraph 4(e) hereof (and, if applicable, paragraph 3(d) hereof); and for purposes of this Agreement, no such purported termination shall be effective; or

            (viii) any request by the Company that the Officer participate in an unlawful act or take any action constituting a breach of the Officer's professional standard of conduct. Notwithstanding anything in this paragraph 3(b) to the contrary, the Officer's right to terminate the employment pursuant to this paragraph 3(b) shall not be affected by incapacity due to physical or mental illness.

         (c) "Permanent Disability" shall mean a disability of the Officer which either prevents the Officer from Materially performing her obligations and duties as Chairman of the Board of the Company for a period of 180 days or which the Board of Directors of the Company, in its reasonable and good faith judgment, determines will prevent the Officer from materially performing her obligations and duties as Chairman of the Board of the Company for a period of 180 days (and the Termination Date resulting from permanent disability shall be the first to occur of the end of such 180 day period or the date of such determination by the Board of Directors).


         (d) For "Cause" means action by the Officer involving violation of any criminal statute constituting a felony, gross misconduct in the performance of Officer's duties, chronic alcoholism, drug addiction or willful and continued neglect of duties, following a minimum of thirty days' written notice from the Company of the same during which the Officer shall not have effected or begun diligently to effect a cure.

    4.   ADDITIONAL PROVISIONS

         (a) ENFORCEMENT OF AGREEMENT. The Company is aware that upon the occurrence of a Change of Control the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Officer the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Officer not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Officer hereunder. Accordingly, if following a Change of Control it should appear to the Officer that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Officer the benefits entitled to be provided to the Officer hereunder, and that Officer has complied with all obligations under this Agreement, the Company irrevocably authorizes the Officer from time to time to retain counsel of the Officer's choice, at the expense of the Company as provided in this paragraph 4(a), to represent the Officer in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Officer entering into an attorney-client relationship with such counsel, and in that connection the Company and the Officer agree that a confidential relationship shall exist between the Officer and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Officer as hereinabove provided shall be paid or reimbursed to the Officer by the Company on a regular, periodic basis upon presentation by the Officer of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Officer for such expenses.

         (b) SEVERANCE PAY; NO DUTY TO MITIGATE DAMAGES. The amounts payable to the Officer shall not be treated as damages but as severance compensation to which the Officer is entitled by reasons of termination of employment in the circumstances contemplated by this Agreement. The Officer shall not be required to mitigate damages on the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Officer as a result of employment by another employer after the Termination Date, or any amounts which might have been earned by the Officer in other employment had other such employment been sought.

         (c) NO EFFECT ON OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Officer's existing rights or rights which would accrue solely as the result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

         (d) NOT AN EMPLOYMENT AGREEMENT. This Agreement is not intended to constitute, and shall not be construed to constitute, an employment agreement and nothing herein shall obligate the Company to continue to employ Officer as Chairman of the Board of the Company.

         (e) NOTICE OF TERMINATION. Any purported termination by the Company or by the Officer shall be communicated by written Notice of Termination to the other party hereto in accordance with paragraph 4(m) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of her employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

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         (f)  INTERNAL REVENUE CODE.  Anything in this Agreement to the contrary notwithstanding, in the event that the Company's outside accountants (the "Auditor") determines that the payment by the Company to or for the benefit of the Officer, whether paid or payable pursuant to the terms of this Agreement, would be nondeductible by the Company for federal income tax purposes because of
Section 260G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to or for the benefit of the Officer pursuant to this Agreement (the "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph 4(f), the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be nondeductible by the Company because of Section 280G of the Code.

         (g) ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Officer and the Company and their respective executors, administrators, heirs, personal representatives, successors, and assigns, but neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto, any beneficiary, or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy, or other legal process of any kind against the Officer, her beneficiary or any other person. Notwithstanding the foregoing, the Company will assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

         (h) ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof. All representations, promises, and prior or contemporaneous understandings, written or oral, among the parties with respect to the subject matter hereof are merged into and expressed in this Agreement, and any and all prior agreements between the parties with respect to the subject matter hereof are hereby canceled.

         (i) AMENDMENT. This Agreement shall not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

         (j) GOVERNING LAW. This Agreement is made and entered into in the State of California and the laws of said State shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         (k) SEVERABILITY. The invalidity or unenforceability of any particular provision of this particular Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision has not been contained herein.

         (l) CAPTIONS. The captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

         (m) NOTICES. Except as specifically set forth in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as set forth above, or to such other address as shall be furnished in writing by any party to the others.

         (n) WAIVERS. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed to be a valid waiver unless such waiver is in writing or, even if in writing, shall be deemed to be a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time.

         (o) MISCELLANEOUS. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or other agreements other than those herein expressed.

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    IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

                             "COMPANY"

                             ULTRAFEM, LTD.

                             By: /s/ BRUCE F. ROSE
                                 -------------------------------
                                 Bruce F. Rose; President


                             "OFFICER"

                              /s/ AUDREY CONTENTE
                             ----------------------------------
                             AUDREY CONTENTE






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